AMERICAN MATURITY LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

                                Stephen T. Joyce
                                 Thomas M. Marra
                                 Joseph J. Noto
                             Christine Hayer Repasy
                                 John C. Walters
                              David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Thomas S. Clark, W. Michael Stobart and Shane E. Daly to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the American Maturity Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.



/s/ Stephen T. Joyce                               Dated as of March 10, 2003
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Stephen T. Joyce

/s/ Thomas M. Marra                                Dated as of March 10, 2003
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Thomas M. Marra

/s/ Joseph J. Noto                                 Dated as of March 10, 2003
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Joseph J. Noto

/s/ Christine Hayer Repasy                         Dated as of March 10, 2003
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Christine Hayer Repasy

/s/ John C. Walters                                Dated as of March 10, 2003
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John C. Walters

/s/ David M. Znamierowski                          Dated as of March 10, 2003
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David M. Znamierowski